Exhibit 21.1

PRECISION DRILLING CORPORATION

SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction of Organization

1443518 ALBERTA LTD.	ALBERTA

31795 YUKON INC.	YUKON

ARROWSTAR DRILLING PARTNERSHIP	ALBERTA

AXIS DIRECTIONAL DRILLING CORP.	TEXAS

BK LOG CO. LTD.	RUSSIAN FEDERATION

CANADIAN WASTE MANAGEMENT INC.	ALBERTA

CK LOG OVERSEAS LIMITED	CYPRUS

COMPUTALOG (CYPRUS) LIMITED	CYPRUS

COMPUTALOG CONSULTING CYPRUS LIMITED	CYPRUS

COMPUTALOG MEXICANA, S.A. de C.V.	MEXICO

COMPUTALOG OCEANWAVES SDN. BHD.	MALAYSIA

DI ENERGY, INC.	TEXAS

DI/PERFENSA INC.	TEXAS

DRILLERS INC., D.I. DE VENEZUELA, C.A.	VENEZUELA

GREY WOLF DRILLING DE VENEZUELA, C.A.	VENEZUELA

GREY WOLF DRILLING INTERNATIONAL LTD.	CAYMAN ISLANDS

GREY WOLF DRILLING LIMITED	CYPRUS

GREY WOLF DRILLING (BARBADOS) LTD.	BARBADOS

GREY WOLF DRILLING B.V.	NETHERLANDS

GREY WOLF DRILLING SERVICES COOPERATIEF U.A.	NETHERLANDS

GREY WOLF GLOBAL EMPLOYMENT CORPORATION	ALBERTA

GREY WOLF (US) GLOBAL EMPLOYMENT COMPANY	TEXAS

GREY WOLF INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V.	MEXICO

GREY WOLF INTERNATIONAL DRILLING CORPORATION	CANADA

GREY WOLF INTERNATIONAL, INC.	TEXAS

GREY WOLF MEXICO HOLDINGS LLC	NEVADA

GREY WOLF OILFIELD SERVICES (KSA) LIMITED	CYPRUS

GREY WOLF OILFIELD SERVICES LIMITED	CYPRUS

GREY WOLF SERVICES (IRAQ SOUTH) LIMITED	CYPRUS

GW DRILLING LIMITED	CAYMAN ISLANDS

GW IMPORTACIONES, S. DE R.L. DE C.V.	MEXICO

GW INTERNATIONAL OILFIELD SERVICIOS LTD.	ALBERTA

INTER LEASING, INC.	BRITISH VIRGIN ISLANDS

INTER-TECH DRILLING SOLUTIONS (BARBADOS) LTD.	BARBADOS

KENTING INC.	DELAWARE

MURCO DRILLING CORPORATION	DELAWARE

NORJET GEOTECHNOLOGIES (OVERSEAS) LIMITED	CYPRUS

NORTHLAND ENERGY SERVICES (CYPRUS) LIMITED	CYPRUS

NORWEST WIRELINE SERVICES (OVERSEAS) LIMITED	CYPRUS

PD SUPPLY INC.	TEXAS

PERFORACIONES ANDINAS, S.A.	PANAMA

PRECISION BOLTING, INC.	CALIFORNIA

PRECISION COMPLETION & PRODUCTION SERVICES LTD.	DELAWARE

PRECISION DIRECTIONAL SERVICES LTD.	ALBERTA

PRECISION DIRECTIONAL SERVICES, INC.	TEXAS

PRECISION DIVERSIFIED OILFIELD SERVICES CORP.	ALBERTA

PRECISION DRILLING (US) CORPORATION	TEXAS

PRECISION DRILLING CANADA LIMITED PARTNERSHIP	ALBERTA

PRECISION DRILLING COMPANY, LP	TEXAS

PRECISION DRILLING HOLDINGS COMPANY	NEVADA

PRECISION DRILLING LLC	LOUISIANA

PRECISION DRILLING, INC.	DELAWARE

PRECISION EMPLOYMENT SERVICES CORP.	ALBERTA

PRECISION LIMITED PARTNERSHIP	ALBERTA

SERVICIOS GREY WOLF S. DE R.L. DE C.V.	MEXICO

SIERRA DRILL MANUFACTURING LTD.	ALBERTA